UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As disclosed in the Form 8-K filed on January 9, 2007, a purported class action was filed in the San Mateo County Superior Court of the State of California naming Conor Medsystems, Inc. (the “Company”) and members of its Board of Directors as defendants. The case is captioned Capital Trading Co. v. Litvack et al., No. CIV 459751. In the complaint, the plaintiff sought, among other things to enjoin the proposed acquisition of the Company by Johnson & Johnson. The plaintiff subsequently filed a motion to enjoin the proposed acquisition of the Company by Johnson & Johnson. On January 30, 2007, the San Mateo County Superior Court of the State of California issued a ruling denying plaintiff’s motion for a preliminary injunction to enjoin the proposed acquisition of the Company by Johnson & Johnson.

On January 31, 2007, the Company announced that its stockholders have approved the merger agreement among Conor, Johnson & Johnson and a wholly owned subsidiary of Johnson & Johnson. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Conor Medsystems, Inc. issued on January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conor Medsystems, Inc. (Registrant)

By:	/s/ Michael Boennighausen
Michael Boennighausen
Vice President and Chief Financial Officer

Dated: January 31, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Conor Medsystems, Inc. issued on January 31, 2007.